UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2014

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.	94608
(Address of Principal Executive Offices)	(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events
Item 8.01.     Other Events
Effective July 1, 2014, NMI Holdings, Inc. (the “Company”) entered into a settlement agreement (the "Settlement Agreement") with Arch U.S. MI Services, Inc. ("Arch"), Germaine J. Marks and Truitte D. Todd, in their capacities as, respectively, Receiver and Special Deputy Receiver of PMI Mortgage Insurance Co., in Rehabilitation (collectively, the "Receiver") and PMI Mortgage Insurance Co., in Rehabilitation ("PMI"), to settle the complaint filed on August 8, 2012 by the Receiver against the Company, National Mortgage Insurance Corporation, a wholly owned subsidiary of the Company, and certain employees of the Company (collectively the "Defendants"), in California Superior Court, Alameda County (the “PMI Complaint”). Pursuant to the terms of an Asset Purchase Agreement, dated February 7, 2013, between Arch and PMI, PMI transferred and assigned to Arch all causes of action pursued in the PMI Complaint.
Pursuant to the terms of the Settlement Agreement, the Company and its insurance carriers will make a settlement payment in favor of Arch in an amount that the Company does not consider material, and Arch will release the Defendants from all claims alleged in the PMI Complaint. Following receipt of such settlement payment from the Company, Arch will dismiss the PMI Complaint with prejudice. The settlement payment will have an immaterial impact on the Company's annual financial statements.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: July 1, 2014

By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
Vice-President, Assistant General Counsel